Exhibit 23(b)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in this Registration Statement on Form S-8 pertaining to the LifePoint, Inc. 1997 Stock Option Plan and to the incorporation by reference therein of our report dated May 13, 1998, with respect to the financial statements of LifePoint, Inc., included in its Annual Report on Form 10-K for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Riverside, California
August 27, 1998


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